EXHIBIT 10.8

                             STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                            SPORTS & RECREATION, INC.
                            1989 STOCK INCENTIVE PLAN

      This is an Agreement effective XXXXXXXX (the "Effective Date"), between Sports & Recreation, Inc. (the "Company") and XXXXXXXXXXXXXXX ("Option Holder").

                                    RECITALS

      The Company has adopted the 1989 Stock Incentive Plan, as amended (the "Plan"). To reward and encourage the Option Holder to contribute to the success of the Company, the Committee (as defined in the Plan) has, on the Effective Date, granted pursuant to the Plan the Stock Option ("Option") hereinafter described and evidenced by this Stock Option Agreement between the Company and the Option Holder.

                                   AGREEMENTS

      1. Grant of Option. The Company grants to the Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 99999 shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock"), at a purchase price per share equal to $99.9999, the fair market value of the Common Stock on the Effective Date. This Option is intended not to qualify for treatment as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Exercisability. The Option shall not be exercisable on the Effective Date. The Option shall become exercisable to the extent of twenty-five percent (25%) of the shares subject to the Option on the first anniversary of the Effective Date and shall become exercisable to the extent of an additional twenty-five percent (25%) of the shares originally subject to the Option on each of the following three anniversaries of the Effective Date, provided that the Option Holder is employed by the Company on such date.

      3.   Expiration. The Option shall expire upon the earliest to occur of:

          (a)  the tenth anniversary of the Effective Date;
          (b) the first anniversary of the date the Option Holder ceased to be an employee of the Company on account of becoming Disabled (within the meaning of Code Section 22(e)(3)) or on account of the Option Holder's death;
          (c) the ninetieth day following the termination of the Option Holder's employment with the Company for any reason other than on account of death or becoming Disabled or being terminated for cause; and
          (d) the date of termination of the Option Holder's employment wit the Company for cause.

      4. Nontransferability. The Option shall not be transferable by the Option Holder otherwise than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all the terms of the Plan and this Agreement applicable to Option Holders) upon his or her death, and the Option is exercisable, during the Option Holder's lifetime, only by him or her or by the Option Holder's guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar


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process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option which would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Option Holder shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates.

      5. Adjustments. If the Common Stock is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, mergers, acquisitions or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to this Option, and the price for each share or other unit of any securities subject to this Agreement in accordance with Section 13 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary.

      6. Exercise of the Option. A person electing to exercise this Option shall deliver to the Secretary of the Company a written and signed notice of such election and of the number of shares such person has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of the Company for the full purchase price of the shares such person has elected to purchase. Alternatively, if the Company is not at the time prohibited from purchasing or acquiring shares of its Common Stock, the purchase price may be paid in whole or in part by delivery of shares of Common Stock owned by the Option Holder. The value of any such shares of Common Stock delivered as payment of the purchase price shall be such shares' fair market value as determined by the Committee. The Committee further may in its discretion permit payment of the purchase price in such form or in such manner as may be permissible under the Plan and under any applicable law.

      7. Compliance with Legal Requirements. No shares of Common Stock shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied.

      8. No Interest in Stock Subject to Option. Neither the Option Holder (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Option Holder shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person upon exercise of this Option or any part of it.

      9. Plan Controls. The Option hereby granted is subject to, and the Company and Option Holder agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Option Holder's consent insofar as it may adversely affect the Option Holder's rights under this Agreement. The Committee shall have sole discretion to determine whether the events or conditions described in this Agreement have been satisfied and to make all other interpretations, constructions and determinations required under this Agreement (except those which the Option Holder is expressly permitted to make) and all such determinations by the Committee shall be conclusive.

      10. Not an Employment Contract. Nothing in the Plan, in this Agreement or in any other instrument executed pursuant thereto shall confer upon the Option Holder any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Option Holder with or without cause. However, the Option shall not


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be affected by any change of duties or position so long as the Option Holder continues to be an employee of the Company.

      11. No Effect on Other Employment Benefits. Nothing contained in this Agreement shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company. No benefit accruing or realized under this Option shall be considered or treated as compensation or earnings of the Option Holder for any purpose under any such plan or program except to the extent specifically provided in such plan or program.

      12. Withholding Taxes. Whenever shares of Common Stock are to be issued with respect to the exercise of Options, the Committee in its discretion may require the Option Holder to remit to the Company, prior to the delivery of any certificate or certificates for such shares or the payment of any such amounts, all or any part of an amount or, at the Option Holder's request pursuant to a procedure established by the Committee, may withhold delivery of a sufficient number of shares or of a sufficient amount from the Option Holder's compensation determined in the Committee's discretion to be sufficient to satisfy Federal, state and local withholding tax obligations that the Company or its counsel determine may arise with respect to such exercise or payment.

      13. Notices. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless and until such address shall be so furnished, to the address indicated next to his or its signature to this Agreement.

      14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the internal law of the State of Florida without giving effect to principles of conflicts of law.

      Address for Notices:                SPORTS & RECREATION, INC.

      Sports & Recreation, Inc.
      4701 West Hillsborough Avenue
      Tampa, Florida 33614                _________________________
      Attention: Angela P. Bryant

                                          AGREED TO AND ACCEPTED


                                          By:______________________

OPTION HOLDER ADDRESS

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

Note: If there are any discrepancies in the name or address shown above, please make the appropriate correction on this Agreement.